UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLACKROCK KELSO CAPITAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2010

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of BlackRock Kelso Capital Corporation (the “Company”) that:

A Special Meeting of Stockholders of the Company (the “Meeting”) will be held on the 11th floor of 55 East 52nd Street, New York, New York 10022, on February 8, 2010, at 10:00 a.m. (New York City time). The Meeting is being held for the following purposes:

1.	To approve a proposal to authorize flexibility for the Company, with approval of the Board of Directors (the “Board”) of the Company, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Meeting; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH IN THE PROXY STATEMENT FOR THE MEETING.

We encourage you to contact the Company at 212-810-5800 from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

The Board of the Company has fixed the close of business on December 14, 2009 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. Whether or not you expect to be present in person at the Meeting, we urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided, or register your vote by telephone or through the Internet, so you will be represented at the Meeting. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of the Company

Frank D. Gordon, Secretary of the Company

New York, New York

December 17, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD, VOTE YOUR SHARES BY TELEPHONE, OR VOTE VIA THE INTERNET, TODAY.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2010

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Stockholders (“Notice of Special Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please contact us at 212-810-5800.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Directors”) of BlackRock Kelso Capital Corporation (the “Company,” “we,” “our” or “us”) of proxies to be voted at the Special Meeting (the “Meeting”) of owners of common stock (the “Stockholders”) of the Company. This Proxy Statement, the Notice of Special Meeting and the enclosed proxy card are first being sent to Stockholders on or about December 17, 2009.

*	WHY IS A STOCKHOLDER MEETING BEING HELD?

To address a proposal that requires Stockholder approval.

*	WHAT PROPOSAL WILL BE VOTED ON?

Stockholders are being asked to approve a proposal (the “Proposal”) to authorize flexibility for the Company, with approval of the Board, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth herein.

*	WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important to the governance of the Company, no matter how many shares you own.

*	WHO IS ASKING FOR MY VOTE?

The enclosed proxy is solicited by the Board for use at the Meeting to be held on February 8, 2010, and, if the Meeting is adjourned or postponed, at any later meetings, for the purpose stated in the Notice of Special Meeting (see previous page).

*	HOW DOES THE COMPANY’S BOARD RECOMMEND THAT STOCKHOLDERS VOTE ON THE PROPOSAL?

The Board recommends that you vote “FOR” the Proposal.

*	WHO IS ELIGIBLE TO VOTE?

Stockholders of record at the close of business on December 14, 2009 are entitled to be present and to vote at the Meeting or any adjournments or postponements thereof. Each share of common stock is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If any other business is brought before the Meeting, your shares will be voted at the proxy holders’ discretion.

*	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES?

Stockholders of record own shares that are registered directly in their name with the Company’s transfer agent, PNC Global Investment Servicing Inc. (“PGIS”). The Notice of Meeting, Proxy Statement and proxy card are being sent directly to Stockholders of record by the Company. Stockholders of record have the right to vote in person at the Meeting or to grant a voting proxy directly to the Company. Beneficial owners of shares own shares that are held in a stock brokerage account or by a bank or other nominee. Beneficial owners’ shares are considered to be held in street name, and the Notice of Special Meeting, Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker or nominee who is considered, with respect to those shares, the Stockholder of record. A beneficial owner has the right to direct its broker on how to vote and is also invited to attend the Meeting. A beneficial owner may vote shares by voting in accordance with the Notice of Special Meeting, by returning a proxy card to the Company or by making an arrangement with its broker or nominee concerning how such broker or nominee should vote its shares. A beneficial owner may also vote its shares in person at the Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of December 14, 2009, the record date.

*	HOW DO I VOTE BY PROXY?

Stockholders of record may authorize a proxy to vote on their behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit a Stockholder’s right to vote in person at the Meeting. A properly completed and submitted proxy timely received by the Company before the Meeting will be voted in accordance with the Stockholder’s instructions, unless those instructions are subsequently revoked. If the Stockholder authorizes a proxy without indicating voting instructions, the proxyholders will vote the Stockholder’s shares at their discretion according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. The enclosed proxy card includes specific instructions to be followed by Stockholders of record interested in voting via the Internet or the telephone. The Internet and telephone voting procedures are designed to authenticate a Stockholder’s identity and to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the Stockholder.

*	HOW DO I VOTE IF MY SHARES ARE HELD THROUGH A BROKER?

Stockholders who hold shares of common stock through a broker, bank or other nominee, must follow the voting instructions provided by the broker, bank or nominee, whichever is the record holder. If a Stockholder holds shares of common stock through a broker, bank or other nominee and the Stockholder wishes to vote in person at the Meeting, the Stockholder must obtain a legal proxy from the record holder of the Stockholder’s shares and present the proxy at the Meeting. If the Stockholder does not vote in person at the Meeting or does not submit voting instructions to its broker, bank or nominee, the broker, bank or nominee will not be permitted to vote the Stockholder’s shares. The Proposal is considered a non-routine proposal. For non-routine proposals, shares held in street name by a broker, bank or other nominee on behalf of a Stockholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the Meeting. Broker non-votes represent those shares held in street name for which the beneficial Stockholder has not provided voting instructions. We do not expect for there to be any broker non-votes at the Meeting because there are no routine proposals at the Meeting. If there were broker non-votes at the Meeting they would be treated as present at the Meeting for quorum purposes but would not be voted at the Meeting with respect to the Proposal and would have the effect of a vote “Against” the Proposal. If the beneficial owner does not provide voting instructions, the broker, bank or nominee cannot vote its shares.

*	CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

After a Stockholder of record sends a proxy card, the Stockholder of record can revoke a proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Meeting to the Company’s Secretary, Frank D. Gordon, at BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, New York 10022, Attention: Corporate Secretary; (2) submitting a later-dated proxy card, a later-dated electronic vote through the Internet site stated on the proxy card, or a later-dated vote using the toll-free telephone number stated on the proxy card; or (3) voting in person at the Meeting. If the Stockholder holds shares of common stock through a broker, bank or other nominee, the Stockholder must follow the instructions received from the broker, bank or nominee in order to revoke the voting instructions. Attending the Meeting does not revoke a proxy unless the Stockholder also votes in person at the Meeting.

*	WHO IS PAYING FOR THE SOLICITATION OF PROXIES?

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, assembling, printing, mailing and posting to the Internet the Notice of Special Meeting, this Proxy Statement, the proxy card and any additional information furnished to Stockholders. The Company intends to use the services of Georgeson Inc. to assist in the solicitation of proxies. The Company expects to pay market rates for such services, with an estimated cost of $6,500 plus out-of-pocket expenses.

Proxies may also be solicited in person and/or by telephone, mail or facsimile transmission by our directors or our officers and/or the officers or employees of BlackRock Kelso Capital Advisors LLC, the Company’s investment advisor (the “Advisor”). No additional compensation will be paid to directors, officers or regular employees for such services.

*	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

Approval of the Proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees and 5% Stockholders. For purposes of the Proposal, the Investment Company Act of 1940 (the “1940 Act”) defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less.

*	HOW ARE VOTES COUNTED?

For the Proposal, Stockholders may vote “For,” “Against,” or “Abstain.” A vote for “Abstain” with respect to the Proposal will not be voted in favor of or against the Proposal, but will be treated as present and will have the effect of a vote “Against” the Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or nominee will not be permitted to exercise voting discretion with respect to the Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and the shares are present at the Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder’s shares will be treated as present and will have the effect of a vote “Against” the Proposal.

If a Stockholder signs a proxy card with no further instructions, the Stockholder’s shares will be voted in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxyholders will vote in accordance with their discretion.

If there appears not to be enough votes to approve the Proposal at the Meeting, the Chairman of the Meeting or a majority of the Stockholders who are represented in person or by proxy and entitled to vote at the Meeting may vote to adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against the Proposal, to permit the further solicitation of proxies.

*	HOW MANY SHARES OF THE COMPANY WERE OUTSTANDING AS OF THE RECORD DATE?

The Company had 56,475,196 shares of common stock outstanding at the close of business on the record date. Each share of common stock is entitled to one vote.

*	WHAT IS A QUORUM FOR PURPOSES OF THE PROPOSAL BEING VOTED ON AT THE MEETING?

The holders of a majority of the outstanding shares of common stock present at the Meeting in person or by proxy will constitute a quorum for the Proposal; provided, however, that if a majority of the outstanding shares of common stock entitled to vote at the Meeting are not present in person or by proxy, the holders of one-third of such shares shall constitute a quorum to the extent permitted by applicable law. In the event there are not sufficient votes for a quorum or to approve the Proposal at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

The Proposal

*	TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH IN THIS PROPOSAL.

The Company is a closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock or “NAV,” unless its Stockholders authorize such a sale and the Board makes certain determinations.

The Company seeks the approval of its Stockholders so that it may, in one or more public or private offerings, sell or otherwise issue shares of its common stock at a price below its then current NAV, subject to certain additional conditions discussed below. If approved, the authorization by Stockholders would not include a limitation as to the number of shares of common stock the Company may issue below NAV or the level of discount from NAV as to which such shares may be issued. If approved, the authorization would be effective for a twelve month period expiring on the anniversary of the date of Stockholder approval.

Reasons to Offer Common Stock at a Price Below NAV. Recently, the U.S. capital markets experienced a period of disruption evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of certain major financial institutions. Many investors sold assets because they had to repay debt and/or meet equity redemption requirements, creating an environment of forced selling. These sales created a negative pressure on valuations that led to unprecedented declines in prices in the corporate debt markets. The effect of all of these factors has been an increase in unrealized losses on debt and equity investments of many finance companies.

The current economic environment gives companies that have access to capital a significant advantage. The Company believes that current market conditions have created opportunities to invest in assets at prices that are at significant discounts to their economic or intrinsic fair value. For firms that continue to have access to capital, the current environment may provide investment opportunities on more favorable terms than have been available in recent periods, including more reasonable pricing of risk and more advantageous contractual provisions. To capitalize on these investment opportunities as they arise, the Company needs to be able to maintain consistent access to capital.

Stockholder approval of the Proposal will provide the Company with flexibility. In addition to using a portion of net proceeds from an offering of the Company’s shares at a price below NAV to make investments in accordance with the Company’s investment objective, the Company may use a portion of the net proceeds from any such offering to repay outstanding borrowings under its credit facility, which matures in December 2010.

Many BDCs have sought and received authorization from their stockholders to sell shares of common stock at prices below NAV for many of the same reasons discussed above. Several of those BDCs have recently completed offerings of common stock at prices per share below their respective NAV. If the Company issues additional shares, the Company’s market capitalization and the amount of publicly tradable common stock will increase, which may afford all holders of our common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the price of the Company’s common stock in the secondary market.

As a BDC and a regulated investment company (a “RIC”), the Company depends on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve favorable tax treatment, which prevents the Company from using those earnings to support new investments (including investments into existing portfolio companies). Further, BDCs must maintain an asset coverage ratio (the ratio of total assets less total liabilities other than indebtedness to total indebtedness) of not less than 200% in order to incur debt or to issue other senior securities, meaning generally that for every dollar of debt incurred or senior securities issued, the Company must have at least two dollars of assets upon issuance. The Company’s credit facility also requires that it maintain an asset coverage ratio of not less than 200%.

To the extent that the Company is unable to raise capital through the issuance of equity, its ability to raise capital through the issuance of debt or senior securities may be inhibited by the 200% asset coverage ratio requirement. Failure to maintain an asset coverage ratio of not less than 200% could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that its asset coverage ratio will fall below 200%, the markets it operates in and the general economy remain volatile and uncertain. In addition, the debt capital that will be available, if at all, to the Company may be at a higher cost and on less favorable terms and conditions in the future.

The Company’s common stock has been quoted on The NASDAQ Global Select Market under the symbol “BKCC” since June 27, 2007. The following table lists the high and low closing sales price for the Company’s common stock and the closing sales price as a percentage of NAV since shares of the Company’s common stock began being regularly quoted on The NASDAQ Global Select Market.

	NAV(1)	Closing Sales Price		Premium/ Discount of High Sales Price to NAV(2)	Premium/ Discount of Low Sales Price to NAV(2)
		High	Low
Year Ending December 31, 2007
Second Quarter (period from June 27, 2007 to June 30, 2007)	$14.88	$14.75	$14.55	99%	98%
Third Quarter	$14.51	$15.68	$12.61	108%	87%
Fourth Quarter	$13.78	$15.56	$13.17	113%	96%

Year Ending December 31, 2008
First Quarter	$12.60	$15.19	$10.65	121%	85%
Second Quarter	$12.31	$13.46	$9.26	109%	75%
Third Quarter	$11.52	$11.89	$7.63	103%	66%
Fourth Quarter	$9.23	$11.29	$6.44	122%	70%

Year Ending December 31, 2009
First Quarter	$9.04	$10.98	$2.41	121%	27%
Second Quarter	$9.24	$7.00	$4.24	76%	46%
Third Quarter	$9.59	$8.91	$5.79	93%	60%
Fourth Quarter (through December 16, 2009)	*	$8.75	$7.23	*	*

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by NAV. A percentage above 100% equals a premium to NAV; a percentage below 100% equals a discount to NAV.

*	Net asset value has not yet been calculated for this period.

Shares of the Company’s common stock have traded at a price both above and below their NAV since they began trading on The NASDAQ Global Select Market. The unprecedented nature of the current credit market dislocation and uncertainty surrounding the U.S. economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may trade at a price equal to, above or below its NAV, which is not uncommon for BDCs such as the Company. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock at a price below NAV. Stockholder approval of the Proposal is expected to provide the Company with the flexibility to invest in such opportunities and/or to repay outstanding borrowings under its credit facility, which matures in December 2010.

The Board believes it is in the best interests of Stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

While the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is seeking Stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is impracticable to describe the transaction or transactions in which shares of common stock would be sold. Instead, any transaction where the Company sells shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Proposal is approved, no further authorization from the Stockholders will be solicited prior to any such sale in accordance with the terms of the Proposal.

Conditions to Sales Below NAV. If Stockholders approve the Proposal, the Company will be permitted to sell shares of its common stock at a price below NAV per share only if the following conditions are met:

(1) a majority of the Company’s Independent Directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and Stockholders; and

(2) a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Key Stockholder Considerations. Before voting on the Proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV per outstanding share of common stock of the issuance of shares of the Company’s common stock at a price less than NAV per share. Any sale of common stock at a price below NAV would result in an immediate dilution to existing Stockholders. This dilution would include reduction in the NAV per share of outstanding shares of common stock as a result of the issuance of shares of common stock at a price below the then current NAV per share and a proportionately greater decrease in a Stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

The 1940 Act establishes a connection between the price at which new shares of common stock of the Company are sold and the Company’s NAV per share because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV will dilute a Stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—

Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values

Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts

NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Required Vote. Approval of the Proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% Stockholders. For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions will have the effect of a vote against the Proposal. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Meeting, we do not expect for there to be any broker non-votes at the Meeting. If there were broker non-votes at the Meeting, they would be treated as present at the Meeting for quorum purposes but not entitled to vote with respect to the Proposal and would have the effect of a vote “Against” the Proposal.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH ABOVE.

PRINCIPAL STOCKHOLDERS

The following table sets forth, at December 14, 2009, information with respect to the ownership of our common stock by each Stockholder who owned more than 5% of our outstanding shares of common stock, each director, our Chief Executive Officer, each of our other executive officers and our directors and executive officers as a group. Percentage of common stock outstanding is based on 56,475,196 shares of common stock outstanding at December 14, 2009. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.

Name and address	Type of ownership	Shares owned	Percentage of common stock outstanding
Virginia Retirement System	Record	18,916,202	33.49%
1200 East Main Street Richmond, VA 23219

JP Morgan Chase Bank, National Association, as trustee for	Beneficial	5,589,910	9.90%
First Plaza Group Trust(1) 3 Chase Metro Center Brooklyn, NY 11245

General Electric Pension Trust(2)	Beneficial	5,559,270	9.84%
3001 Summer Street Stamford, CT 06905

Officers and Directors:

James R. Maher(3)(4)(5)	Record and Beneficial	773,318	1.37%
Jerrold B. Harris	Beneficial	60,292	*%
William E. Mayer	Beneficial	25,122	*%
François de Saint Phalle	Record	408,041	*%
Maureen K. Usifer	Record	10,049	*%
Michael B. Lazar(4)(5)(6)	Record and Beneficial	534,661	*%
Frank D. Gordon(4)	Record and Beneficial	30,739	*%
John H. Blevins	None	None	*%
All officers and directors as a group (8 persons)(7)	Record and Beneficial	1,489,330	2.64%

*	Represents less than 1%.

(1)

JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust (“First Plaza”) may be deemed an affiliate of Performance Equity Associates (“PEA”). PEA owns 51% of Performance Equity

Management, LLC (“PEM”). First Plaza is a New York trust holding assets of certain employee benefit plans of General Motors (“GM”), its subsidiaries and unrelated employers. Promark Investment Advisors, Inc. (“Promark”), an indirect wholly-owned subsidiary of GM and 49% owner of PEM, is investment manager to First Plaza. Pursuant to a Subadvisory Agreement, Promark has delegated management of certain assets of First Plaza to PEM, including the assets of First Plaza invested in BlackRock Kelso Capital Corporation. Each of PEM and Promark is registered as an investment adviser under the Investment Advisers Act of 1940. Promark, in its capacity as a fiduciary to the pension plans in First Plaza, has the power to direct the trustee as to the voting and disposition of First Plaza’s shares in BlackRock Kelso Capital Corporation. Because of First Plaza trustee’s limited role, beneficial ownership of the BlackRock Kelso Capital Corporation shares by the trustee is disclaimed by the trustee. The principal address of PEM and PEA is 2 Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830. The principal address of First Plaza and Promark is 767 Fifth Avenue, New York, New York 10153.

(2)	The information regarding General Electric Pension Trust (“GEPT”) is based solely on information included in the Form 4 filed by GEPT with the SEC on November 5, 2009. GEPT reported that the 5,559,270 shares owned consisted of shares held directly by Summer Street BRK Investors, LLC, of which GEPT is the sole member and as to which such shares GEPT has 100% pecuniary interest. GE Asset Management Incorporated (“GEAM”) is the manager of Summer Street BRK Investors, LLC and investment manager of GEPT. GEAM shares voting and dispositive power over the shares and may be deemed to be the beneficial owner of such shares for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). GEAM has no pecuniary interest in such shares and reports no shares owned. The principal address of GEAM is 3001 Summer Street, Stamford, CT 06905.

(3)	Excludes shares owned by the individual’s adult children, shares owned by a family trust and shares owned by the individual’s former spouse, as to each of which the individual disclaims beneficial ownership. Includes 352,892 shares owned directly by the Advisor, an entity for which the individual serves as a managing member, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein; the inclusion of such shares herein shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 of the Exchange Act or otherwise.

(4)	Includes unvested shares of restricted common stock that the individual has the right to vote.

(5)	Includes shares held in brokerage accounts that may be used as security on a margin basis.

(6)	Includes shares owned indirectly by an individual retirement account as to which the individual is the beneficiary and excludes shares owned indirectly by a family trust. The individual disclaims beneficial ownership of the shares owned by the trust. Includes 352,892 shares owned directly by the Advisor, an entity for which the individual serves as a managing member, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein; the inclusion of such shares herein shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 of the Exchange Act or otherwise.

(7)	The address for all our officers and directors is c/o BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, NY 10022.

The following table sets forth the dollar range of our common stock beneficially owned by each of our directors as of December 14, 2009. We are not part of a “family of investment companies” as that term is defined in the 1940 Act.

Director	Dollar Range of Equity Securities in the Company(1)(2)
Interested Director:
James R. Maher	Over $100,000

Independent Directors:
Jerrold B. Harris	Over $100,000
William E. Mayer	Over $100,000
François de Saint Phalle	Over $100,000
Maureen K. Usifer	$50,001 – $100,000

(1)	Dollar ranges are as follows: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; or Over $100,000.

(2)	The dollar range of equity securities beneficially owned is based on the closing price of $8.65 per share of the Company’s common stock on December 14, 2009 on The NASDAQ Global Select Market.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our investment activities are managed by the Advisor. The Advisor is led by James R. Maher, Chairman and Chief Executive Officer of the Company and the Advisor, and Michael B. Lazar, Chief Operating Officer of the Company and the Advisor. They are supported by the Advisor’s team of employees, including 12 dedicated investment professionals, who have extensive experience in commercial banking, investment banking, accounting, corporate law and private equity investing. Our Advisor is responsible for identifying prospective customers, conducting research on prospective investments, identifying and underwriting credit risk, and monitoring our investments and portfolio companies on an ongoing basis. The Advisor has an investment committee comprised of 11 members, including Messrs. Maher and Lazar and several senior executives of BlackRock, Inc. and its subsidiaries (“BlackRock”) and several of the principals of Kelso & Company, L.P. (the “Kelso Principals”). Although the BlackRock executives and Kelso Principals who serve on the investment committee bring the benefit of expertise they have gained at BlackRock, Kelso & Company, L.P. and elsewhere, neither of those organizations provides us with investment advice.

The Advisor is organized as a Delaware limited liability company. The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940. James R. Maher and Michael B. Lazar, the managing members of the Advisor, are control persons of the Advisor. For purposes of this paragraph, the term “control” has the meaning given to it in the 1940 Act.

The Company has entered into an investment management agreement with the Advisor, under which the Advisor, subject to the overall supervision of the Company’s Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, the Company. For providing these services, the Company has agreed to pay the Advisor a management fee based on the Company’s total assets as well as an incentive fee based on investment performance. Our senior management, our Chairman of the Board and certain members of the Advisor’s investment committee have ownership and financial interests in the Advisor and indirectly benefit from any increase in the Company’s total assets. In addition, our executive officers and directors and the employees of the Advisor and its investment committee serve or may serve as officers, directors or principals of entities or investment funds that operate in the same or a related line of business as we do. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisors affiliated with the Advisor. However, the Advisor and BlackRock intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies.

The Company has entered into an administration agreement with BlackRock Financial Management, Inc. (the “Administrator”), a subsidiary of BlackRock, under which the Administrator provides administrative services to the Company. The Company reimburses the Administrator for the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including rent and the Company’s allocable portion of the cost of certain of its officers and their respective staffs.

Pursuant to the terms of the administration agreement, the Administrator, a wholly owned subsidiary of BlackRock, provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Subject to BlackRock’s oversight, PNC Global Investment Servicing Inc. (“PGIS”), a subsidiary of The PNC Financial Services Group, Inc. (“PNC”), serves as our sub-administrator, accounting agent, investor services agent and transfer agent and provides legal and regulatory support services. PFPC Trust Company, another subsidiary of PNC, serves as custodian of our investment assets. PNC is a significant stockholder of BlackRock. Fees and indemnification in respect of BlackRock and the PNC subsidiary entities as providers of such services were approved by our Board of Directors, including the directors who are not “interested persons.”

We will not invest in any private company in which any of our affiliates holds an existing investment, except to the extent permitted by the 1940 Act. We may, however, co-invest on a concurrent basis with our affiliates, subject to compliance with such affiliates’ applicable allocation procedures and the requirements of the 1940 Act.

The principal executive office of each of the Company, the Advisor and the Administrator are located at 40 East 52nd Street, New York, New York 10022.

DEADLINE FOR STOCKHOLDER PROPOSALS

If a Stockholder intends to present a proposal at the 2010 annual meeting of stockholders and desires to have the proposal included in the Company’s proxy statement and form of proxy for that meeting pursuant to Rule 14a-8 under the Exchange Act, the Stockholder must have delivered the proposal to the Company’s offices by December 4, 2009.

Stockholders who do not wish to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2010 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2010 annual meeting in accordance with the Company’s By-laws. The Company’s By-laws require that advance notice be given to the Company in the event a Stockholder desires to transact any business from the floor at an annual meeting of stockholders, including the nomination of directors. Notice of any such business must be in writing and received at the Company’s principal executive office between Monday, January 18, 2010 and Wednesday, February 17, 2010. In order for proposals of Stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s principal executive offices by Wednesday, February 17, 2010. If such proposals are not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by the Board for the Company’s 2010 annual meeting may confer discretionary authority to the Board to vote on such proposals.

Copies of the Company’s By-laws are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. The Company will also furnish, without charge, a copy of its By-laws to a Stockholder upon request. Such requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022, or by calling 212-810-5800.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s Stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Please note that only one Proxy Statement may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement or for instructions as to how to request a separate copy of this document or as to how to request a single copy if multiple copies of this document are received, Stockholders should contact the Company at the address and phone number set forth below.

Upon written or oral request, the Company will provide to each stockholder, a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2008 and/or a copy of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The Company will provide these documents without charge, by first class mail or other equally prompt means. Requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022 (Telephone Number (212) 810-5800). Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2010

The Notice of Special Meeting and Proxy Statement are available at the Company’s web site at http://www.blackrockkelso.com/InvestorRelations.

OTHER MATTERS

The management of the Company knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,

JAMES R. MAHER
Chairman and Chief Executive Officer

December 17, 2009

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232
Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings

	CALL:	To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.
	LOG-ON:	Vote on the internet at www.2voteproxy.com and follow the on-screen instructions.
	MAIL:	Return the signed proxy card in the enclosed envelope.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 8, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael B. Lazar and Frank D. Gordon, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of BlackRock Kelso Capital Corporation (the “Company”) held of record by the undersigned on December 14, 2009 at the Special Meeting of Stockholders of the Company to be held on February 8, 2010 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY GIVEN BY THE UNDERSIGNED EXCEPT AS IT RELATES TO A PRIOR PROXY CONCERNING THE SPECIAL MEETING.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET Dated

Signature(s) (Title(s), if applicable) (Sign in the Box)
Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
BLKRK-PXC-0210

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.
PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

	The Board of Directors recommends a vote FOR the following proposal.	FOR	AGAINST	ABSTAIN
1.	To authorize flexibility for the Company, with approval of its Board of Directors, to sell or otherwise issue	☐	☐	☐
shares of its common stock at a price below the Company’s then current net asset value per share in one or more
.	offerings, subject to certain limitations set forth in the proxy statement for the special meeting of stockholders.
	PLEASE SIGN ON REVERSE SIDE	BLKRK-PXC-0210